Filed pursuant to Rule 424(B)(3)
File No. 333-158951
Supplement No. 5 to Prospectus

Attached hereto and incorporated by reference herein is a Current Report on Form 8-K which we filed with the Securities and Exchange Commission on September 8, 2010.  This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus dated July 1, 2010 with respect to the sale of 4,254,682 shares of our common stock by certain selling shareholders, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this supplement is September 8, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2010

LIVE CURRENT MEDIA INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Beatty Street, Suite 307 Vancouver, British Columbia V6B 2M1
(Address of principal executive offices)

Registrant’s telephone number, including area code (604) 453-4870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 1, 2010, the Board of Directors (the “Board”) of Live Current Media Inc. (the “Company”) adopted amendments to, and restated in their entirety, effective as of that date, the Company’s Bylaws (the “Bylaws”).

The amendments (i) revise the mechanics of the annual meeting process to track Nevada law and public company common practices; (ii) add detailed provisions governing the use of proxies and voting of shares held jointly or by entities; (iii) permit telephonic participation in stockholders’ meetings at the discretion of the chairman of the Board; (iv) add flexibility regarding the time and place of Board meetings; (v) eliminate prescribed agendas for meetings of stockholders and the Board; (vi) eliminate references to an Executive Committee; (vii) conform stock certificate requirements to Nevada law and current common practices for companies with outside transfer agents; (viii) designate the office of the Company’s registered agent in Nevada as the Company’s official registered office in Nevada; (ix) eliminate the requirement of Board approval of transactions over $10,000; (x) eliminate certain formal signature requirements on contracts and other legal documents of the Company; (xi) add mandatory indemnification and advancement of expenses for directors and officers of the Company; and (xii) make other clarifying and conforming language changes.

More specifically, the revised Bylaws provide that the stockholders’ annual meeting will now be held the third Thursday in June of each year, instead of October 10th of each year, and the location of such meeting is no longer limited to the Company’s offices in the City of Las Vegas, Nevada, but instead, can be anywhere the Board chooses.  Special stockholders’ meetings may be called by the chairman of the Board, the Board, or the president of the Company, or may be requested by stockholders holding a majority of the voting power in the Company.  Notice of all stockholders’ meetings must now be sent to the Company’s stockholders at least 10 days, and no more than 60 days, before the meetings, as opposed to the prior requirement that notices be sent at least 5 days before stockholders’ meetings.  The revised Bylaws provide for certain procedures to establish the record date for purposes of determining which stockholders are entitled to notice of, and to vote in, the stockholders’ meetings.  The Board can set the record date anywhere from 10 to 60 days prior to any stockholders’ meeting, with the default record date being 10 days prior to stockholders’ meetings.

The revised Bylaws provide that a quorum at a stockholders’ meeting requires that a majority of stockholders be represented, as opposed to 51% in the prior Bylaws.  The revisions also clarify how a quorum is reached when voting by classes of stock is necessary.  The revised Bylaws delete the provision regarding the preparation of a list of stockholders present at meetings; as a result of this deletion, the applicable provisions of Nevada law will control.  Voting requirements for actions taken by the stockholders have been clarified, and include that a majority of the voting power present at a meeting at which a quorum is present, either in the aggregate or, if applicable, by class, is required for an action to pass.  Revisions were made to clarify who is entitled to vote on behalf of individuals and entities, and the mechanics that must be followed to effect such voting.  They also clarify the procedures that must be followed in order to vote stock held by multiple persons, and forbid the voting of Company stock held by the Company (subject to narrow exceptions for Company stock held by the Company in a fiduciary capacity).  Stockholders may now split how they vote their stock, except in the case of director elections, such that they are not required to vote all of their shares the same way.

Sections governing proxies have been revised to clarify and detail the rules governing the use and voting of proxies.  A new section has been added that allows stockholders to participate in any stockholders’ meetings by means of a telephone conference or similar methods of communication, as long as all participants in the meeting can hear each other and the chairman of the Board approves.  Finally, the agenda for stockholders’ meetings prescribed in the prior Bylaws has been deleted altogether.

2

Several amendments were made to sections dealing with directors and Board meetings.  Under the revised Bylaws, notices of Board meetings no longer need to be sent to directors when such Board meetings follow a stockholders’ meeting at which directors were elected, as the time and place of such Board meetings will now always immediately follow the stockholders’ meetings at issue.  For all other Board meetings, notice must be delivered to directors at least 48 hours prior to meetings.  Notice may now be delivered in person, by mail, by facsimile, or by electronic mail.  Special meetings of the Board may now be called by the chairman of the Board or, if there is no chairman of the Board, by the president or secretary of the Company.  Any two directors may also request special Board meetings.  Provisions relating to the compensation of directors have been revised such that compensation of directors is no longer contingent on the Company being able to pay dividends; director compensation must now be approved by the Board.  Board approval is no longer mandatory for the Company to enter into all contracts or obligations involving the payment or lending of more than $10,000 by the Company, thereby allowing the Board to establish appropriate thresholds.  Finally, as with stockholders’ meetings, the section setting forth the prescribed agenda for Board meetings has been deleted.

All references to the Executive Committee in the prior Bylaws were removed, eliminating the implied requirement that the Board form an Executive Committee.  The Board may, however, form an Executive Committee, or any other committees it chooses, to exercise some or all of its rights.

Sections relating to stock ownership and certificates were revised such that ownership of stock no longer must be evidenced by stock certificates.  Instead, certificates are now issued only to stockholders who request them.  Revisions were also made to clarify the legend that must be printed on certificates for classes of stock to which attach special rights and/or limitations.  Stock certificates may now be signed by (i) the chairman of the Board, or (ii) the president or a vice-president, and the treasurer or an assistant treasurer, or (iii) the secretary or an assistant secretary.  If such certificates are signed by a transfer agent or registrar other than the Company, the signatures of the Company’s executives may be facsimiles.  Finally, the seal of the Company may, but no longer needs to be, affixed to certificates.

With respect to lost or destroyed stock certificates, the Bylaws were revised to provide the Board with more flexibility in determining what a stockholder must do or provide in order to be re-issued a new certificate.  There is no longer a six-month waiting period from the date the claim is made that a certificate was lost or destroyed to the date a new certificate can be issued.  Furthermore, the Board now has discretion as to whether to require that the claiming stockholder give the Company a bond, and in determining the amount of such bond.

The section of the prior Bylaws stipulating that the Stock Transfer Books must be closed, and that no dividends can be issued, prior to and during stockholders’ meetings, has been deleted in its entirety.  The same is true of a section that required that all contracts of the Company be signed by the president and the secretary, and have the Company’s corporate seal affixed thereto.

A new section was added to the Bylaws that allows the Board to obtain insurance on behalf of the Company’s current and past directors, officers, employees and agents, against liabilities asserted against them incurred in such capacities.  Another new section requires the Company to indemnify to the fullest extent permissible under Nevada law persons involved in litigation as a result of such persons’ serving or having served as directors or officers of the Company, or serving or having served at the request of the Company or for its benefit as directors, officers, agents or employees of other companies, or as the Company’s representatives in a partnership, joint venture, trust or other enterprise.  The indemnification covers all expenses, liabilities and losses reasonably incurred or suffered as a result thereof.  The Company is required to pay covered expenses as they are incurred and in advance of final disposition, upon receipt of an undertaking by the indemnified person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.  Furthermore, the revised Bylaws provide that any future amendments to the indemnification provisions described above can only apply on a prospective basis and may not limit any rights of indemnitees with respect to any action or failure to act that occurred prior to such amendments.  Any amendment failing to comply with the above requirement requires the approval of the affected directors and officers.

The foregoing summary of changes to the Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

3

Item 9.01                      Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Live Current Media Inc. (as of September 1, 2010).

3.2	Amended and Restated Bylaws of Live Current Media Inc., marked to show amendments adopted on September 1, 2010.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoff Hampson
C. Geoff Hampson
Chief Executive Officer
Dated: September 8, 2010

5

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Live Current Media Inc. (as of September 1, 2010).

3.2	Amended and Restated Bylaws of Live Current Media Inc., marked to show amendments adopted on September 1, 2010.

Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
LIVE CURRENT MEDIA INC.
(formerly Troyden Corporation)
(A Nevada Corporation)
Adopted September 1, 2010

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.	Annual Meeting.

An annual meeting of the stockholders of Live Current Media Inc. (the “Company”) shall be held at 2:00 P.M. (local time) on the third Thursday of June in each year, but if such date is a legal holiday, then on the next succeeding business day, or on such other date as the Board of Directors may establish from time to time.  The annual meeting shall be held for the purpose of electing directors of the Company (“Directors” or, individually, a “Director”) to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting.

Section 2.	Special Meeting.

(a)           Special meetings of the stockholders of the Company (“Stockholders” or, individually, a “Stockholder”) may be called by the chairman of the board of directors of the Company (the “Board of Directors”), the president or the Board of Directors, and shall be called by the chairman of the Board of Directors, the president or the Board of Directors at the written request of the holders of not less than a majority of the voting power of any class of the Company’s stock entitled to vote for the election of Directors or for the matters relating to the purposes for which such meeting is being called.

(b)           No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting.

Section 3.	Place of Meetings.

Any meeting of the Stockholders of the Company may be held at its registered office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate.

Section 4.	Notice of Meeting.

(a)           The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors, shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting.  The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

(b)           In the case of an annual meeting, any proper business may be presented for action.

(c)           A copy of the notice shall be personally delivered or mailed postage prepaid to each Stockholder of record entitled to vote at the meeting at the address appearing on the records of the Company, and the notice shall be deemed delivered on the date the same is deposited in the United States mail for transmission to such Stockholder.  If the address of any Stockholder does not appear upon the records of the Company, it will be sufficient to address any notice to such Stockholder at the registered office of the Company.

(d)           Any Stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

Section 5.	Determination of Stockholders of Record.

(a)           For the purpose of determining the Stockholders entitled to notice of, and to vote at, any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Directors may fix, in advance, a record date which shall not be more than sixty (60) days, nor less than ten (10) days, before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b)           If no record date is fixed, the record date for determining Stockholders: (i) entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of Stockholders of record entitled to notice of, or to vote at, any meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.	Quorum; Adjourned Meeting

(a)           Unless the Articles of Incorporation or these Bylaws provide for a different proportion, Stockholders holding at least a majority of the voting power of the Company’s stock, represented in person or by proxy, shall be necessary to constitute a quorum for the transaction of business at any meeting.  If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class, unless the Articles of Incorporation provide for a different proportion.

(b)           If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented.  At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.  When a Stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  The Stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum of the voting power.

2

Section 7.	Voting.

(a)           If a quorum is present, unless the Articles of Incorporation or these Bylaws provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the Stockholders, unless voting by classes is required for any action of the Stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required.

(b)           Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each Stockholder of record, or such Stockholder’s duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of stock entitled to vote on such matter standing registered in such Stockholder’s name on the record date.

(c)           Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy, attorney-in-fact or voting trustee(s) pursuant to a voting trust.  With respect to shares held by a representative of the estate of a deceased Stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder.  In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares.  If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the Company with written proof of such appointment.

(d)           With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such Stockholder upon presentation to the Company of satisfactory evidence of his authority to do so.

3

(e)           Notwithstanding anything to the contrary herein contained, no votes may be cast for shares of the Company’s stock owned by the Company or its subsidiaries, if any.  If shares are held by the Company or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the Company holding the same binding instruction on how to vote.

(f)           Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or, except in the case of elections of Directors, cast the same against the proposal.  If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(g)           With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(1)           If only one person votes, the vote of such person binds all.

(2)           If more than one person casts votes, the act of the majority so voting binds all.

(3)           If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

Section 8.	Proxies.

At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing.  In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.  No proxy, proxy revocation or power of attorney to vote shall be used at a meeting of the Stockholders unless it shall have been filed with the secretary of the meeting; provided, however, that nothing contained herein shall prevent any Stockholder from attending any meeting and voting in person.  All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes, shall be decided by the inspectors of election who shall be appointed by the Board of Directors or, if not so appointed, then by the presiding officer of the meeting.

Section 9.	Telephonic Meeting.

If approved by the chairman of the Board of Directors, Stockholders may participate in a meeting of the Stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 9 of this Article constitutes presence in person at the meeting.

4

ARTICLE II

DIRECTORS AND THEIR MEETINGS

Section 1.	Number; Term.

The Board of Directors shall consist of no less than one person who shall be chosen by the Stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until his or her successor is elected and qualifies.

Section 2.	Vacancies.

When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the Stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

Section 3.	Annual and Regular Meetings.

Immediately following the adjournment of, and at the same place as the annual or any special meeting of the Stockholders at which Directors are elected other than pursuant to Section 2 of this Article, the Board of Directors, including Directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate.  The Board of Directors may provide by resolution the place, date and hour for holding regular meetings between annual meetings.

Section 4.	Special Meetings.

Special meetings of the Board of Directors may be called by the chairman of the Board of Directors or, if there be no such chairman, by the president or secretary, and shall be called by the chairman of the Board of Directors, the president or the secretary upon the request of any two Directors.  If the chairman of the Board of Directors or, if there be no such chairman, both the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by any two Directors.

Section 5.	Place of Meetings.

Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate.  A waiver of notice signed by Directors may designate any place for the holding of such meeting.

5

Section 6.	Notice of Meeting.

Except as otherwise provided in Section 3 of this Article, there shall be delivered to all Directors, at least 48 hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally, by mailing such notice postage prepaid or by electronic mail or facsimile.  If mailed, the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such Director.  Any Director may waive notice of any meeting, and the attendance of a Director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting.  Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 7.	Quorum; Adjourned Meetings; Action.

A majority of the Directors in office shall constitute a quorum for the transaction of business but, if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required.  The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the Company, the unanimous action of all of the Directors shall be required.

Section 8.	Non-Stockholder Directors.

A Director need not be a Stockholder.

Section 9.	Expenses.

The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board of Directors.

Section 10.	Reports; Approval of Contracts.

(a)           The Board of Directors shall make a report to the Stockholders at annual meetings of the Stockholders of the condition of the Company, and shall, at request, furnish each of the Stockholders with a true copy thereof.

(b)           The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the Stockholders called for the purpose of considering any such contract or act, which, if approved or ratified by the affirmative vote of at least a majority of the voting power of the Company represented in person or by proxy at such meeting, provided that a lawful quorum of Stockholders be there represented in person or by proxy, shall be valid and binding upon the Company and upon all the Stockholders thereof, as if it had been approved or ratified by every Stockholder.

Section 11.	Delegation of Powers.

The Board of Directors shall have the power from time to time to provide for the management of the offices of the Company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board of Directors in the course of the current business of the Company to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Company with such powers (including the power to subdelegate), and upon such terms as may be deemed fit.

6

Section 12.	Powers.

The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the Company, and is authorized to exercise for such purpose as the general agent of the Company, its entire corporate authority.

ARTICLE III

OFFICERS AND THEIR DUTIES

Section 1.	Officers.

(a)           The Board of Directors, at each meeting after the annual meeting of Stockholders, shall elect a President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify.  The offices of the President, Secretary, and Treasurer may be held by one and the same person.

(b)           Any vacancy in any of said offices may be filled by the Board of Directors.

(c)           The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, an Assistant Treasurer and Transfer Agents of the Company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors.  All officers, agents and factors of the Company shall be chosen and appointed in such manner, and shall hold their office for such terms, as the Board of Directors may by resolution prescribe.

Section 2.	President.

The President shall be the chief executive officer of the Company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company’s affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Company.  He shall preside at all meetings of the Board of Directors and at all meetings of the Stockholders, and shall sign the Certificates of Stock issued by the Company, and shall perform such other duties as shall be prescribed by the Board of Directors.

Section 3.	Vice-President.

The Vice-President shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the Company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

7

Section 4.	Treasurer.

(a)           The Treasurer shall have the custody of all the funds and securities of the Company.  When necessary or proper, he shall endorse on behalf of the Company for collection checks, notes and other obligations; he shall deposit all monies to the credit of the Company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the Company, except as herein otherwise provided.  He shall sign with the President all bills of exchange and promissory notes of the Company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belonging to the Company as the Board of Directors shall designate; he shall sign all papers required by law, these Bylaws or the Board of Directors to be signed by the Treasurer.  Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter regularly in the books of the Company to be kept by him for that purpose, full and accurate accounts of all monies received and paid by him on account of the Company.  He shall at all reasonable times exhibit the books of account to any Director of the Company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

(b)           The Treasurer shall, if required by the Board of Directors, give bond to the Company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such surety as shall be approved by the Board of Directors, with expense of such bond to be borne by the Company.

Section 5.	Assistant Treasurer.

The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the Company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the Company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the Company.

Section 6.	Secretary.

The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the Stockholders in books provided for that purpose.  He shall attend to the giving and serving of all notices of the Company; he may sign with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors; he shall affix the corporate seal of the Company thereto when so authorized by the Board of Directors; he shall have the custody of the corporate seal of the Company; he shall affix the corporate seal to all certificates of stock duly issued by the Company; he shall have charge of Stock Certificate Books, Transfer books and Stock Ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Company during business hours, and he shall, in general, perform all duties incident to the office of Secretary.

8

Section 7.	Assistant Secretary.

The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the Company or by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 1.	Issuance.

The capital stock of the Company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

Section 2.	Certificates.

(a)           Every Stockholder shall be entitled to have a certificate signed by the chairman of the Board of Directors, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by such person in the Company.  If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such stock; provided, however, that except as otherwise provided in Nevada Revised Statutes (“NRS”) 78.242, in lieu of the forgoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of the various classes or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(b)           If a certificate is signed (1) by a transfer agent other than the Company or its employees or (2) by a registrar other than the Company or its employees, the signatures of the officers of the Company may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer.  The seal of the Company, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 3.	Surrendered; Lost or Destroyed Certificates.

The Board of Directors or any transfer agent of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Company authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

9

Section 4.	Transfer of Shares.

(a)           No transfer of stock shall be valid as against the Company except on surrender and cancellation of any certificate therefore, accompanied by an assignment or transfer by the owner therefore, made either in person or under assignment, a new certificate shall be issued therefore.

(b)           Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Company.

Section 5.	Stock Transfer Records.

(a)           The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

(b)           The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

ARTICLE V

OFFICES AND BOOKS

Section 1.	Registered Office.

The registered office of the Company, in Nevada shall be at the offices of the registered agent of the Company, as designated by the Board of Directors from time to time, and the Company may have a principal office in any other state or territory as the Board of Directors may designate.

Section 2.	Corporate Records.

The Stock and Transfer Books and a copy of the Bylaws and Articles of Incorporation of the Company shall be kept at its registered office in the County of Clark, state of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock.  All other books of the Company shall be kept at such places as may be prescribed by the Board of Directors.

10

ARTICLE VI

MISCELLANEOUS

Section 1.	Reserve Fund; Dividends.

The Board of Directors shall have the power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may from time to time declare dividends from the accumulated profits of the Company in excess of the amounts so reserved, and pay the same to the stockholders of the Company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Company.

Section 2.	Bank Accounts.

All monies of the Company shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Company.

Section 3.	Affiliate Loans.

No loan or advance of money shall be made by the Company to any Stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

Section 4.	Compensation.

No Director nor officer of the Company shall be entitled to any salary or compensation for any services performed for the Company, unless such salary or compensation shall be fixed by resolution of the Board of Directors.

Section 5.	Equity Investments.

The Company may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

Section 6.	Voting Power

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Company may hold stock and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Company might have possessed and exercised if present.  The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the Company for the purposes set forth in this Section 6 of this Article.

11

Section 7.	Disposition of Assets.

The Board of Directors shall have the power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of the Company, and, pursuant to the affirmative vote of holders of at least a majority of the voting power of the Company, the Board of Directors shall have the authority to dispose in any manner of the whole property of the Company.

Section 8.	Corporate Seal.

The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile of it, to be impressed or affixed or reproduced or otherwise.  Except when otherwise specifically provided herein, any officer of the Company shall have the authority to affix the seal to any document requiring it.

Section 9.	Insurance.

The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Section 10.	Indemnification of Officers and Directors, Employees and Agents.

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom that person is the legal representative is or was a Director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the NRS from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.  The expenses of officers, Directors, employees or agents entitled to indemnification pursuant to this Section 10 that are incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.  Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such Directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Section 9 of this Article.

12

Section 11.	Amendments to Indemnification Provisions.

The provisions of Section 10 of this Article relating to indemnification shall constitute a contract between the Company and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section 11 of this Article.  Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis and shall not limit the rights of an indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of the provisions of Section 10 or this Section 11 of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the vote of a majority of the Directors of the Company then serving, or (b) by the Stockholders as set forth in Article VII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

ARTICLE VII

AMENDMENT OF BYLAWS

Amendments and changes of these Bylaws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the Directors, or at any regular or special meeting of the Stockholders by the vote of the holders of at least a majority of the voting power of the Company.

13

Exhibit 3.2
 AMENDED AND RESTATED BYLAWS
OF
~~TROYDEN CORPORATION~~
LIVE CURRENT MEDIA INC.
(formerly Troyden Corporation)
(A Nevada Corporation)
Adopted _________, 2010

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.               Annual Meeting.

~~Section 1.                      The~~An annual meeting of the stockholders of Live Current Media Inc. (the “Company”) shall be held at ~~its  office in the City of Las Vegas, Clark County, at 10:00 o'clock a.m. on the  10th  day  of  October~~2:00 P.M. (local time) on the third Thursday of June in each year, ~~if not a legal holiday, and if~~but if such date is a legal holiday, then on the next succeeding business day ~~not a legal holiday~~, or on such other date as the Board of Directors may establish from time to time.  The annual meeting shall be held for the purpose of electing directors of the Company (“Directors” or, individually, a “Director”) to serve during the ensuing year and for the transaction of such other business as may ~~be  brought~~properly come before the meeting.

~~At  least  five  days'  written  notice  specifying the time and place, when and where,  the annual meeting shall be convened, shall be mailed in a United States Post  Office  addressed  to  each  of  the stockholders of record at the time of issuing the notice at his or her, or its address last known, as the same appears on  the  books  of  the  Company.~~
Section 2.               Special ~~meetings of the stockholders may be held at the office of the Company  in the State Of Nevada, or elsewhere, whenever called by the President, or  by  the  Board  of  Directors, or by vote of, or by an instrument in writing signed  by the holders of 51% of the issued and outstanding capital stock of the Company.  At  least ten days' written notice of such meeting, specifying the day and  hour  and place, when and where such meeting shall be convened, and objects for  calling the some, shall be mailed in a United States Post Office, addressed to  each of the stockholders of record at the time of issuing the notice, at his or  her  or  its  address  last  known,  as the some appears on the books of the Company.~~Meeting.

(a)           Special meetings of the stockholders of the Company (“Stockholders” or, individually, a “Stockholder”) may be called by the chairman of the board of directors of the Company (the “Board of Directors”), the president or the Board of Directors, and shall be called by the chairman of the Board of Directors, the president or the Board of Directors at the written request of the holders of not less than a majority of the voting power of any class of the Company’s stock entitled to vote for the election of Directors or for the matters relating to the purposes for which such meeting is being called.

(b)           No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting.

Section 3.               ~~If  all  the  stockholders  of  the Company shall waive notice of a meeting,  no  notice  of such meeting shall be required, and whenever all of the stockholders  shall  meet in person or by proxy, such meeting shall be valid for all  purposes  without  call or notice, and at such meeting any corporate action may  be  taken.~~Place of Meetings.

~~The  written  certificate of the officer or officers calling any meeting setting forth  the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the some were mailed, shall be prima facie evidence of the manner and fact of the calling and  giving  such  notice.~~
Any meeting of the Stockholders of the Company may be held at its registered office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate.

Section 4.               Notice of Meeting.

(a)           The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors, shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting.  The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

(b)           In the case of an annual meeting, any proper business may be presented for action.

(c)           ~~If the address of any stockholder~~A copy of the notice shall be personally delivered or mailed postage prepaid to each Stockholder of record entitled to vote at the meeting at the address appearing on the records of the Company, and the notice shall be deemed delivered on the date the same is deposited in the United States mail for transmission to such Stockholder.  If the address of any Stockholder does not appear upon the ~~books~~records of the Company, it will be sufficient to address any notice to such ~~stockholder~~Stockholder at the ~~principal~~registered office of  the ~~corporation.~~Company.

(d)

~~Section 4.                All  business  lawful  to  be transacted by the stockholders of the Company  may be transacted at any special meeting or at any adjournment thereof. Only  such  business,  however,  shall  be  acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but  at  any stockholders' meeting at which all of the outstanding capital stock of the Company is represented, either in person or by proxy, any lawful business may  be  transacted,  and  such  meeting  shall  be  valid  for  all  purposes.~~

(e)           Any Stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

Section 5.               ~~At the stockholders' meetings the holders of fifty-one percent (51%) in  amount  of  the  entire issued and outstanding capital stock of the Company, shall  constitute  a  quorum  for  all  purposes  of  such  meetings.~~ Determination of Stockholders of Record.

(a)            For the purpose of determining the Stockholders entitled to notice of, and to vote at, any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Directors may fix, in advance, a record date which shall not be more than sixty (60) days, nor less than ten (10) days, before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b)           If no record date is fixed, the record date for determining Stockholders: (i) entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of Stockholders of record entitled to notice of, or to vote at, any meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.               Quorum; Adjourned Meeting

(a)           Unless the Articles of Incorporation or these Bylaws provide for a different proportion, Stockholders holding at least a majority of the voting power of the Company’s stock, represented in person or by proxy, shall be necessary to constitute a quorum for the transaction of business at any meeting.  If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class, unless the Articles of Incorporation provide for a different proportion.

(b)           If  ~~the  holders  of  the amount of stock necessary to constitute a quorum shall fail  to  attend,  in  person  or by proxy, at the time and place fixed by these By-Laws  for  any  annual  meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy~~ a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time ~~without notice other than by announcement at  the  meeting,~~ until holders of the ~~amount of stock requisite~~voting power required to constitute a quorum shall ~~attend~~be represented.  At any such adjourned meeting at which a quorum shall be ~~present,~~ represented, any business may be transacted which might have been transacted at the meeting as originally called.  When a Stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  The Stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum of the voting power.

~~Section 6.               At  each  meeting  of  the  stockholders every stockholder shall be entitled  to  vote  in  person  or  by  his  duly  authorized proxy appointed by instrument  in  writing subscribed by such stockholder or by his duly authorized attorney.  Each stockholder shall have one vote for each share of stock standing registered  in  his or her or its name on the books of the corporation, ten days preceding  the day of such meeting.  The votes for directors, and upon demand by any  stockholder,  the votes upon any question before the meeting, shall be viva voce.~~

~~At  each  meeting  of  the  stockholders,  a  full,  true  and complete list, in alphabetical  order,  of  all the stockholders entitled to vote at such meeting, and  indicating the number of shares held by each, certified by the Secretary of the  Company, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their  agents or proxies, at the place where such meeting is to be held, and for ten  days  prior  thereto.  Only  the persons in whose names shares of stock are registered  on  the books of the Company for ten days preceding the date of such meeting,  as evidenced by the list of stockholders, shall be entitled to vote at such  meeting.  Proxies  and  powers  of Attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders, or they  cannot  be  used  at  such  election  or  meeting.~~
Section 7.               Voting.

(a)           If a quorum is present, unless the Articles of Incorporation or these Bylaws provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the Stockholders, unless voting by classes is required for any action of the Stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required.

(b)           Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each Stockholder of record, or such Stockholder’s duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of stock entitled to vote on such matter standing registered in such Stockholder’s name on the record date.

(c)           Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy, attorney-in-fact or voting trustee(s) pursuant to a voting trust.  With respect to shares held by a representative of the estate of a deceased Stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder.  In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares.  If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the Company with written proof of such appointment.

(d)           With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such Stockholder upon presentation to the Company of satisfactory evidence of his authority to do so.

(e)           Notwithstanding anything to the contrary herein contained, no votes may be cast for shares of the Company’s stock owned by the Company or its subsidiaries, if any.  If shares are held by the Company or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the Company holding the same binding instruction on how to vote.

(f)           Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or, except in the case of elections of Directors, cast the same against the proposal.  If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(g)           With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(1)           If only one person votes, the vote of such person binds all.

(2)           If more than one person casts votes, the act of the majority so voting binds all.

(3)           If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

Section 8.               Proxies.

~~Section 7.~~                      At ~~each  meeting of the stockholders the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the  purpose  of  the  meeting, and all questions touching the qualifications of voters  and~~ any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing.  In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.  No proxy, proxy revocation or power of attorney to vote shall be used at a meeting of the Stockholders unless it shall have been filed with the secretary of the meeting; provided, however, that nothing contained herein shall prevent any Stockholder from attending any meeting and voting in person.  All questions regarding the qualification of voters, the validity of proxies~~,~~ and the acceptance or rejection of votes, shall be decided by ~~two~~the inspectors~~.  Such inspectors~~ of election who shall be appointed ~~at the meeting~~  by the Board of Directors or, if not so appointed, then by the presiding officer of  the  meeting.

~~Section 8.               At the stockholders' meetings, the regular order of business shall be as  follows:~~

~~(a)           Reading  and  approval  of the Minutes of previous meeting or meetings;~~

~~(b)           Reports of the Board of Directors, the President, Treasurer and Secretary  of  the  Company  in  the  order  named;~~

~~(c)           Reports  of  Committee;~~

~~(d)           Election  of  Directors;~~

~~(e)           Unfinished  Business;~~

~~(f)           New  Business; and~~

~~(g)           Adjournment.~~

Section 9.               Telephonic Meeting.

If approved by the chairman of the Board of Directors, Stockholders may participate in a meeting of the Stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 9 of this Article constitutes presence in person at the meeting.

ARTICLE II

DIRECTORS AND THEIR MEETINGS

Section 1.               Number; Term.

~~Section 1.~~                      The Board of Directors ~~of the Company~~ shall consist of no less than one person who shall be chosen by the ~~stockholders~~Stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until ~~their successors  are~~  his or her successor is elected and ~~qualify~~qualifies.

Section 2.               Vacancies.

~~Section 2.~~                      When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the ~~stockholders~~Stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

~~Section 3.               Meeting of the Directors may be held at the principal office of the Company  in  the  state  of Nevada, or elsewhere, at such place or places as the Board  of  Directors  may,  from  time  to  time,  determine.~~

~~Section 4.               Without notice or call, the Board of Directors shall hold its first annual  meeting  for  the  year  immediately  after  the  annual  meeting of the stockholders  or  immediately  after  the  election  of Directors at such annual meeting.~~

~~Regular  meetings  of  the Board of Directors shall be held at the office of the Company  in the City of Las Vegas, State of Nevada on May I at I 1:00 o'clock in the a.m. Notice of such regular meetings shall be mailed to each Director by the Secretary  at  least three days previous to the day fixed for such meetings, but no  regular  meeting  shall be held void or invalid if such notice is not given, provided  the  meeting  is held at the time and place fixed by these By-Laws for holding  such  regular  meetings.~~

~~Special  meetings  of  the  Board  of  Directors  may be held on the call of the President  or  Secretary  on  at  least  three days notice by mail or telegraph.~~
~~Any  meeting  of  the  Board,  no matter where held, at which all of the members shall  be present, even though without or of which notice shall have been waived by  all  absentees,  provided  a quorum shall be present, shall be valid for all purposes  unless otherwise indicated in the notice calling the meeting or in the waiver  of  notice.~~

~~Any and all business may be transacted by any meeting of the Board of Directors, either  regular  or  special.~~
Section 3.              Annual and Regular Meetings.

Immediately following the adjournment of, and at the same place as the annual or any special meeting of the Stockholders at which Directors are elected other than pursuant to Section 2 of this Article, the Board of Directors, including Directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate.  The Board of Directors may provide by resolution the place, date and hour for holding regular meetings between annual meetings.

Section 4.              Special Meetings.

Special meetings of the Board of Directors may be called by the chairman of the Board of Directors or, if there be no such chairman, by the president or secretary, and shall be called by the chairman of the Board of Directors, the president or the secretary upon the request of any two Directors.  If the chairman of the Board of Directors or, if there be no such chairman, both the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by any two Directors.

Section 5.              Place of Meetings.

Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate.  A waiver of notice signed by Directors may designate any place for the holding of such meeting.

Section 6.              Notice of Meeting.

Except as otherwise provided in Section 3 of this Article, there shall be delivered to all Directors, at least 48 hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally, by mailing such notice postage prepaid or by electronic mail or facsimile.  If mailed, the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such Director.  Any Director may waive notice of any meeting, and the attendance of a Director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting.  Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 7.              Quorum; Adjourned Meetings; Action.

~~Section 5.~~                      A majority of the ~~Board of~~ Directors in office shall constitute a quorum for the transaction of business~~,~~ but, if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required.  The Board of Directors may prescribe rules not in conflict with these ~~By-Laws~~Bylaws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the ~~corporation~~Company, the unanimous action of all of the Directors shall be required.

Section 8.              Non-Stockholder Directors.

~~Section 6.~~                      A Director need not be ~~a  stockholder  of  the  corporation.~~ a Stockholder.

Section 9.              Expenses.

~~Section 7.~~                      The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the ~~Board, but shall not receive any compensation  for  their services as Directors until such time as the Company is able  to  declare  and  pay  dividends  on  its  capital  stock~~Board of Directors.

Section 10.              Reports; Approval of Contracts.

(a)           ~~Section 8.~~ The Board of Directors shall make a report to the ~~stockholders~~Stockholders at annual meetings of the ~~stockholders~~Stockholders of the condition of the Company, and shall, at request, furnish each of the ~~stockholders~~ Stockholders with ~~ci~~ a true copy thereof.

(b)           The Board of Directors , in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the ~~stockholders~~Stockholders called for the purpose of considering any such contract or act, which, ~~it~~if approved~~,~~ or ratified by the affirmative vote of ~~the holders of~~at least a majority of the ~~capital stock~~voting power of the Company represented in person or by proxy at such meeting, provided that a lawful quorum of ~~stockholders~~Stockholders be there represented in person or by proxy, shall be valid and binding upon the ~~corporation~~Company and upon all the ~~stockholders~~Stockholders thereof, as if it had been approved or ratified by every ~~stockholder of the corporation.~~ Stockholder.

Section 11.              Delegation of Powers.

~~Section 9.~~                      The Board of Directors shall have the power from time to time to provide for the management of the offices of the Company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board of Directors in the course of the current business of the Company to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Company with such powers (including the power to subdelegate), and upon such terms as may be deemed fit.

Section 12.              Powers.

~~Section 10.~~                      The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the Company, and is authorized to exercise for such purpose as the ~~General Agent~~general agent of the Company, its entire corporate authority.

~~Section 11.              The regular order of business at meetings of the Board of Directors shall  be  as  follows:~~

~~(a)           Reading  and  approval  of  the minutes of any previous meeting or meetings;~~

~~(b)           Reports  of  officers  and  committeemen;~~

~~(c)           Election  of  officers;~~

~~(d)           Unfinished  business;~~

~~(e)           New  business; and~~

~~(f)           Adjournment.~~

ARTICLE III

OFFICERS AND THEIR DUTIES

Section 1.              Officers.

(a)           ~~Section 1.~~ The Board of Directors, at ~~its first and after~~ each meeting after the annual meeting of ~~stockholders,~~ Stockholders, shall elect a President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify.  The offices of the President, Secretary, and Treasurer may be held by one and the same person.

(b)           Any vacancy in any of said offices may be filled by the Board of Directors.

(c)           The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, an Assistant Treasurer and Transfer Agents of the Company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors.  All officers, agents~~,~~   and factors of the Company shall be chosen and appointed in such manner, and shall hold their office for such terms, as the Board of Directors may by resolution prescribe.

Section 2.              President.

~~Section 2.~~                      The President shall be the chief executive officer of the Company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company~~'~~’s affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Company.  He shall ~~be a member of the Executive Committee, and the  Chairman  thereof;  he  shall  preside~~ preside at all meetings of the Board of Directors and at all meetings of the Stockholders,  ~~and  at  all  meetings  of  the  stockholders,  and~~   and shall sign the Certificates of Stock issued by the Company, and shall perform such other duties as shall be prescribed by the Board of Directors.

Section 3.              Vice-President.

~~Section 3.~~                      The Vice-President shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the Company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

Section 4.              Treasurer.

(a)           ~~Section 4.~~ The Treasurer shall have the custody of all the funds and securities of the Company.  When necessary or proper, he shall endorse on behalf of the Company for collection checks, notes~~,~~ and other obligations; he shall deposit all monies to the credit of the Company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the Company, except as herein otherwise provided.  He shall sign with the President all bills of exchange and promissory notes of the Company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities~~,~~ and such other property belonging to the Company as the Board of Directors shall designate; he shall sign all papers required by ~~low  or  by those~~law, these Bylaws or the Board of Directors to be signed by the Treasurer.  Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter regularly in the books of the Company to be kept by him for ~~the~~that purpose, full and accurate accounts of all monies received and paid by him on account of the Company.  He shall at all reasonable times exhibit the books of account to any ~~Directors  of~~ Director of the Company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

(b)           The Treasurer shall, if required by the Board of Directors, give bond to the Company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such surety as shall be approved by the Board of Directors, with expense of such bond to be borne by the Company.

Section 5.              Assistant Treasurer.

~~Section 5.~~                      The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the Company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the Company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the Company.

Section 6.               Secretary.

~~Section 6.~~                      The Secretary shall keep the ~~Minutes~~minutes of all meetings of the Board of Directors and the ~~Minutes~~ minutes of all meetings of ~~the stockholders and of the Executive  Committee~~the Stockholders in books provided for that purpose.  He shall attend to the giving and serving of all notices of the Company; he may sign with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors ~~or Executive Committee~~; he shall affix the corporate seal of the Company thereto when so authorized by the Board of Directors ~~or Executive Committee;~~ ; he shall have the custody of the corporate seal of the Company; he shall affix the corporate seal to all certificates of stock duly issued by the Company; he shall have charge of Stock Certificate Books, Transfer books and Stock Ledgers, and such other books and papers as the Board of Directors ~~or the Executive  Committee~~  may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Company during business hours, and he shall, in general, perform all duties incident to the office of Secretary.

Section 7.               Assistant Secretary.

~~Section 7.~~                      The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary   of  ~~the~~   the Company   or   by  ~~the~~   the Board  ~~of~~   of Directors.

~~Section 8.               Unless  otherwise  ordered by the Board of Directors, the President shall  have  full  power and authority in behalf of the Company to attend and to act  and to vote at any meetings of the stockholders of any corporation in which the  Company  may  hold  stock,  and at any such meetings, shall possess and may exercise  any and all rights and powers incident to the ownership of such stock, and which  as  the  new  owner  thereof,  the  Company might have possessed and exercised if present.  The Board of Directors, by resolution, from time to time, may confer  like  powers  on any person or persons in place of the President to represent  the  Company  for  the  purposes  in  this  section  mentioned.~~

ARTICLE IV

CAPITAL STOCK

Section 1.               Issuance.

~~Section 1.~~                      The capital stock of the Company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

Section 2.               ~~Ownership of stock in the Company shall be evidenced by certificates of  stock  in  such  forms as shall be prescribed by the Board of Directors, and shall  be  under  the  seal  of  the  Company and signed by the President or the Vice-President  and  also  by  the  Secretary  or  by  an  Assistant  Secretary.~~ Certificates.

~~All  certificates shall be consecutively numbered; the name of the person owning the  shares  represented  thereby with the number of such shares and the date of issue  shall  be  entered  on  the  Company's  books.~~

~~No  certificates  shall  be  valid  unless  it  is  signed  by  the President or Vice-President  and  by  the  Secretary  or  Assistant  Secretary.~~
~~All  certificates  surrendered  to  the  Company  shall  be  canceled and no new certificate  shall be issued until the former certificate for the same number of shares  shall  have  been  surrendered  or  canceled.~~
(a)           Every Stockholder shall be entitled to have a certificate signed by the chairman of the Board of Directors, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by such person in the Company.  If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such stock; provided, however, that except as otherwise provided in Nevada Revised Statutes (“NRS”) 78.242, in lieu of the forgoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of the various classes or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(b)           If a certificate is signed (1) by a transfer agent other than the Company or its employees or (2) by a registrar other than the Company or its employees, the signatures of the officers of the Company may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer.  The seal of the Company, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 3.               Surrendered; Lost or Destroyed Certificates.

The Board of Directors or any transfer agent of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Company authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

Section 4.               Transfer of Shares.

(a)           ~~Section 3.~~ No transfer of stock shall be valid as against the Company except on surrender and cancellation of ~~the~~ any certificate therefore, accompanied by an assignment or transfer by the owner therefore, made either in person or under assignment, a new certificate shall be issued therefore.

(b)           Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Company.

Section 5.               Stock Transfer Records.

(a)           ~~Section 4.~~ The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

(b)           The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

~~Section 5.               The  Stock  Transfer  Books shall be closed for all meetings of the stockholders  for  the  period  of  ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be  fixed  by  the Board of Directors, and during such periods no stock shall be transferable.~~

~~Section 6.               Any person or persons applying for a certificate of stock in lieu of one  alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the Company an affidavit.  Whereupon, at the end  of  six  months after the deposit of said affidavit and upon such person or persons  giving  Bond  of Indemnity to the Company with surety to be approved by the  Board of Directors in double the current value of stock against any damage, loss or inconvenience to the Company, which may or can arise in consequence of a new  or  duplicate  certificate being issued in lieu of the one lost or missing, the  Board  of  Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate, so lost or destroyed.  The Board of  Directors  may,  in  its  discretion  refuse  to issue such new or duplicate certificate  save  upon  the  order  of  some court having jurisdiction in. such matter,  anything  herein  to  the  contrary  notwithstanding.~~

ARTICLE V

OFFICES AND BOOKS

Section 1.               Registered Office.

~~Section 1.~~                      The ~~principal~~registered office of the ~~corporation~~Company, in Nevada shall be at ~~3181 C Pinehurst,  Las  Vegas, NV 89109,~~the offices of the registered agent of the Company, as designated by the Board of Directors from time to time, and the Company may have a principal office in any other state or territory as the Board of Directors may designate.

Section 2.               Corporate Records.

~~Section 2.~~                      The Stock and Transfer Books and a copy of the ~~By-Laws~~Bylaws and Articles of Incorporation of the Company shall be kept at its ~~principal~~registered office in the County of Clark, state of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock.  All other books of the Company shall be kept at such places as may be prescribed by the Board of Directors.

ARTICLE VI

MISCELLANEOUS

Section 1.               Reserve Fund; Dividends.

~~Section 1.~~                      The Board of Directors shall have the power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may~~,~~ from time to time~~,~~ declare dividends from the accumulated profits of the Company in excess of the amounts so reserved, and pay the same to the stockholders of the Company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Company.

Section 2.               ~~No agreement, contract or obligation (other than checks in payment of indebtedness  incurred  by  authority  of  the Board of Directors) involving the payment  of  monies or the credit of the Company for more than $1 0,000 dollars, shall  be  made  without  the  authority  of  the  Board of Directors, or of the Executive  Committee  acting  as  such.~~Bank Accounts.

~~Section 3.               Unless  otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on  behalf  of  the  Company, and shall have the corporate seal thereto affixed.~~

~~Section 4.~~                      All monies of the ~~corporation~~Company shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Company.

~~Section 5.               No  note,  draft,  acceptance,  endorsement  or  other  evidence of indebtedness  shall  be  valid  or  against the Company unless the same shall be signed by the President or a Vice-President, and attested by the Secretary or an Assistant  Secretary,  or signed by the Treasurer or an Assistant Treasurer, and countersigned  by  the  President, Vice-President, or Secretary, except that the Treasurer  or  an  Assistant  Treasurer  may,  without  countersignature,  make endorsements for deposit to the credit of the Company in all its duly authorized depositories.~~

Section 3.               Affiliate Loans.

~~Section 6.~~                      No   loan or advance of money shall be made by the Company to any ~~stockholder  or~~ Stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

Section 4.               Compensation.

~~Section 7.~~                      No ~~director~~Director nor ~~executive~~ officer of the Company shall be entitled to any salary or compensation for any services performed for the Company, unless such salary or compensation shall be fixed by resolution of the Board of Directors~~,  adopted  by  the unanimous vote of all the Directors voting in favor thereof~~.

Section 5.               Equity Investments.

~~Section 8.~~                      The Company may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

Section 6.               Voting Power

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Company may hold stock and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Company might have possessed and exercised if present.  The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the Company for the purposes set forth in this Section 6 of this Article.

Section 7.               Disposition of Assets.

~~Section 9.~~                      The Board of Directors shall have the power to authorize and cause to be executed, mortgages~~,~~   and liens without limit as to amount upon the property and franchise of ~~this  corporation~~the Company, and, pursuant to the affirmative vote~~, either in person or by  proxy,  of  the~~ of holders of at least a majority ~~of  the  capital stock issued and outstanding;  the~~of the voting power of the Company, the Board of Directors shall have the authority to dispose in any manner of the whole property of ~~this  corporation~~the Company.

Section 8.               Corporate Seal.

The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile of it, to be impressed or affixed or reproduced or otherwise.  Except when otherwise specifically provided herein, any officer of the Company shall have the authority to affix the seal to any document requiring it.

Section 9.               Insurance.

The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Section 10.               ~~The  Company shall have a corporate seal, the design thereof being as  follows:~~Indemnification of Officers and Directors, Employees and Agents.

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom that person is the legal representative is or was a Director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the NRS from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.  The expenses of officers, Directors, employees or agents entitled to indemnification pursuant to this Section 10 that are incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.  Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such Directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Section 9 of this Article.

Section 11.               Amendments to Indemnification Provisions.

The provisions of Section 10 of this Article relating to indemnification shall constitute a contract between the Company and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section 11 of this Article.  Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis and shall not limit the rights of an indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of the provisions of Section 10 or this Section 11 of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the vote of a majority of the Directors of the Company then serving, or (b) by the Stockholders as set forth in Article VII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

ARTICLE VII

AMENDMENT OF ~~BY-LAWS~~BYLAWS

~~Section 1.~~                      Amendments and changes of these ~~By-Laws~~Bylaws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the ~~entire Board, or may be made by a vote of, or a consent in writing signed by~~Directors, or at any regular or special meeting of the Stockholders by the vote of the holders of at least a majority of the voting power of the Company. ~~of fifty-one percent (51%) of the issued and outstanding capital stock.~~

~~KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the directors of the  above  named  corporation,  do  hereby consent to the foregoing By-Laws and adopt  the  same  as  and  for  the  By-Laws  of  said  corporation.~~

~~IN  WITNESS  WHEREOF,  we  have hereunto set our hands this 10th day of October, 1995.~~

~~____________________________ Troy Flowers ____________________________ Dennese Flowers~~